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                                                                    EXHIBIT 23.1

                          Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Engineering Animation, Inc./Sense8 Corporation 1997 Stock Option Plan, the Engineering Animation, Inc./Sense8 Corporation 1993 Stock Option Plan and the Engineering Animation, Inc./Sense8 Corporation Stock Option Contracts of our report dated January 30, 1998 with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst  & Young LLP

Minneapolis, Minnesota
June 16, 1998